UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 31, 2002


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

     On May 31, 2002, Calpine Corporation reported that it did not engage in any "roundtrip" or "wash" power trading activities for the purpose of increasing volumes or revenue, impacting market prices, or for any other improper business purpose. Calpine's report is in response to the May 21, 2002, data request by the Federal Energy Regulatory Commission (FERC), investigating power trading activities in the U.S. portion of the Western Systems Coordinating Council during 2000 and 2001.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         99.0 Press release dated May 31, 2002 - Calpine Response to FERC


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  June 3, 2002




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EXHIBIT 99.0

NEWS RELEASE CONTACTS:                                              408/995-5115
                                         Media Relations: Bill Highlander, X1244
                                         Investor Relations: Rick Barraza, X1125


                    CALPINE RESPONDS TO FERC'S DATA REQUEST;
               REPORTS NO IMPROPER "ROUNDTRIP" TRADING ACTIVITIES

     (SAN JOSE, CALIF.) May 31, 2002 - Calpine Corporation [NYSE:CPN] today reported that it did not engage in any "roundtrip" or "wash" power trading activities for the purpose of increasing volumes or revenue, impacting market prices, or for any other improper business purpose. Calpine's report is in response to the May 21, 2002 data request by the Federal Energy Regulatory Commission (FERC), investigating power trading activities in the U.S. portion of the Western Systems Coordinating Council during 2000 and 2001.

     Calpine conducted a thorough review of all subject transactions during this period. Of the more than 72,000 transactions, 31 resulted in the simultaneous purchase and sale of the same electricity product between the same counterparties. These transactions were completed for risk management reasons, and represented approximately one-tenth of one percent of 2001 total revenue. There were no such transactions in 2000.

     Calpine will continue to examine its trading activities to ensure they meet Calpine's high standards of business conduct. The company will respond to FERC's May 22, 2002 gas trading data request by June 5, 2002.

     Calpine is a fully integrated independent power company. Its primary business is developing and operating electric generating facilities. The company manages every aspect of a power generating facility - from development through design, engineering and construction management, into operations, fuel supply and power sales. The company's power marketing focus is on utilizing long-term contracts for the sale of power, optimizing the value of its own assets and managing risk.

     A copy of Calpine's response to the FERC will be made available on the investor relations page of the company's website at www.calpine.com.

     Based in San Jose, Calif., Calpine Corporation is a leading independent power company that is dedicated to providing customers with clean, efficient, natural gas-fired power generation. It generates and markets power, through plants it develops, owns and operates, in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also is the world's largest producer of renewable geothermal energy, and it owns 1.3 trillion cubic feet equivalent of proved natural gas reserves in Canada and the United States. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit its website at www.calpine.com.